UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 28, 2025

Riot Platforms, Inc.

(Exact name of registrant as specified in its charter)

Nevada	001-33675	84-1553387
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3855 Ambrosia Street, Suite 301

Castle Rock, CO 80109

(Address of principal executive offices)

(303) 794-2000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, no par value per share	RIOT	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 – Entry into a Material Definitive Agreement.

On April 28, 2025, Whinstone US, Inc. (together with its affiliates, “Whinstone”), a wholly owned subsidiary of Riot Platforms, Inc. (the “Company”), entered into a purchase and sale agreement (the “Agreement”) to acquire all tangible and certain intangible property of Rhodium Encore LLC (together with its affiliates, the “Sellers” and together with Whinstone, the “Parties”), located at the Company’s facility in Rockdale, Texas (the “Facility”), terminated all legacy hosting agreements with Rhodium, and settled all disputes between the Company and Rhodium under Federal Rule of Bankruptcy Procedure 9019 (the “Transaction”). The Transaction was conducted pursuant to Section 363 of the Bankruptcy Code as part of the Sellers’ bankruptcy proceedings pending in the United States Bankruptcy Court for the Southern District of Texas. All capitalized terms used but not otherwise defined herein shall have the meanings assigned to them in the Agreement.

The total purchase price for the assets was $185.0 million, and consisted of approximately $129.9 million in cash, payable at Closing, $6.1 million return of Rhodium’s power security deposit, and 6,989,800 shares, worth approximately $49.0 million, of the Company’s common stock, no par value per share. Such shares were priced using the ten (10) trading day volume-weighted average price of the Company’s shares as of market close on April 25, 2025.

Pursuant to the Agreement, Whinstone acquired substantially all tangible and certain intangible property of the Sellers located at the Facility, including Rhodium’s 125 MW of power capacity at the Facility. Certain of Rhodium’s assets were excluded from the transaction including cash, cryptocurrency and other digital assets, intellectual property, and certain real property not associated with the Facility, as further identified in Schedule EA to the Agreement.

In connection with the Agreement, the Company and Whinstone entered into a Compromise, Release and Settlement Agreement, the form of which is attached as Exhibit A to the Agreement, pursuant to which Whinstone, the Company, and the Sellers mutually released all claims related to various pending litigations, arbitrations, and disputes associated with prior hosting and operational agreements, including matters pending in Bankruptcy Court, and appeals, and agreed to dismiss with prejudice all related legal proceedings.

The Agreement includes representations, warranties, covenants, events of default and other customary provisions for a purchase and sale agreement of this type.

The foregoing description of the Agreement and the related ancillary agreements does not purport to be complete and are qualified in their entirety by reference to the full text of the Agreement and its attached exhibits, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is hereby incorporated herein by reference.

Item 2.02 – Results of Operations and Financial Condition.

On May 1, 2025, the Company issued a press release (the “Press Release”) and an update on the Company’s business and financial results and results of operations for the three months ended March 31, 2025 (the “Q1 2025 Earnings Deck”) on its website, www.riotplatforms.com, under the “Investor Relations” tab. The full text of the Press Release and the Q1 2025 Earnings Deck are attached to this Current Report on Form 8-K (this “Report”) as Exhibit 99.1 and 99.2, respectively.

The information under this Item 2.02 of this Report, including Exhibits 99.1 and 99.2 attached hereto, is furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, (the “Exchange Act”) nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01 – Financial Statements and Exhibits.

(d)Exhibits.

EXHIBIT INDEX

The following exhibits are filed or furnished herewith:

Exhibit No.	Description
10.1 *†	Purchase and Sale Agreement, dated April 28, 2025, by and among Whinstone and the Sellers.
99.1	Press Release, dated as of May 1, 2025.
99.2	Q1 2025 Earnings Deck, dated as of May 1, 2025.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

* Portions of this exhibit have been omitted pursuant to Item 601(b)(10)(iv) of Regulation S-K.

† Certain schedules and appendices have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Registrant hereby undertakes to furnish to the SEC, upon request, copies of any such instruments.

S I G N A T U R E

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RIOT PLATFORMS, INC.

By:	/s/ Colin Yee
Name:	Colin Yee
Title:	Chief Financial Officer

Date: May 1, 2025